Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Simmons First National Corporation

Pine Bluff, Arkansas

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated March 5, 2021, relating to the consolidated financial statements of Spirit of Texas Bancshares, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ BDO USA, LLP

Spokane, Washington

December 22, 2021